Contact: Molly Morse
Jim Fingeroth
Kekst and Company
(212) 521-4800

FOR IMMEDIATE RELEASE

FOOTSTAR REPORTS THIRD QUARTER SALES RESULTS

WEST NYACK, NEW YORK, October 9, 2003—Footstar, Inc. (NYSE: FTS) today reported that comparable store sales for the thirteen-week period ended September 27, 2003 declined 1.5%. Comparable store sales for the athletic segment increased 1.2% and comparable store sales at Meldisco decreased 4.3%.

Total sales for the third quarter were $506.6 million, a decrease of 13.7% from $586.8 million in the third quarter of 2002. Total sales for the Company’s athletic segment increased 0.7% to $267.0 million from $265.2 million and total sales for the Meldisco division declined 25.5% to $239.6 million from $321.6 million. The overall sales decline in large part reflects fewer Kmart and J. Baker stores in operation at Meldisco than in the prior period.

For the thirty-nine week period ended September 27, 2003, the Company’s comparable store sales declined 2.9%. Comparable store sales for the athletic segment rose 0.7% and comparable store sales at Meldisco were down by 6.6%.

The Company’s total sales for the thirty-nine week period were $1,480.5 million, a decrease of 14.6% from $1,733.7 million in the same period of 2002, again, reflecting in large part the fewer stores in operation at Meldisco. Total sales in the Company’s athletic segment increased 1.2% to $737.7 million from $728.9 million and total sales for Meldisco declined 26.1% to $742.8 million from $1,004.8 million.

Footstar’s third quarter sales performance was consistent with the expectations the Company provided in its September 15, 2003 press release and reflects a number of ongoing trends across its business. In the Company’s athletic segment, Footaction delivered mid single digit comparable store sales gains, as the chain continued to benefit from higher quantities of exclusive and allocated Nike product and substantially more licensed apparel in its sales mix. Just For Feet continued to experience declines in customer traffic, which led to a high single digit comparable store sales decline. At Meldisco, sales in the third quarter fell slightly below plan at Kmart, with women’s and children’s categories performing better than men’s. The Company’s Thom McAn sales remained strong across retailers.

The Company remains focused on increasing the operating cash flow produced by Footstar’s businesses. As described in the Company’s September 15, 2003 release, management is working to improve performance at Just for Feet through major initiatives including increasing the availability of exclusive and allocated footwear product, and identifying opportunities to convert certain Just For Feet stores into Footaction stores, to split Just For Feet stores with other Company retail concepts such as Footaction or Shoe Zone, and to sublet or exit underperforming locations. In the fourth quarter Just For Feet expects to benefit from the introduction of marquee Nike product. During the third quarter the Company converted one Just for Feet store into a Footaction store and split two other stores with Footaction with encouraging early results. As a result, the Company plans to convert three additional Just for Feet stores into Footaction stores during the fourth quarter.

Reflecting the continued support of its lenders, at the end of September, Footstar received a commitment of $20 million in additional term loan financing, which was approved by 100% of its lending syndicate.

As announced in the September 15, 2003 press release, the Company currently expects to file with the Securities and Exchange Commission by October 31, 2003 its amended Quarterly Reports on Form 10-Q for the first and second quarters of fiscal year 2002, its Quarterly Reports on Form 10-Q for the third quarter of fiscal year 2002 and for the first and second quarters of fiscal year 2003, and its Annual Report on Form 10-K for the fiscal year 2002. These filings will contain restated financial information for fiscal year 1997 through the first half of fiscal year 2002.

Footstar, Inc. is a leading footwear retailer. The Company offers a broad assortment of branded athletic footwear and apparel through its two athletic concepts, Footaction and Just For Feet and their websites, www.footaction.com and www.justforfeet.com, and discount and family footwear through licensed footwear departments operated by Meldisco. As of September 27, 2003, the Company operated 438 Footaction stores in 41 states, Puerto Rico, and the U.S. Virgin Islands, 92 Just For Feet superstores located predominantly in the Southern half of the country, and 2,504 Meldisco licensed footwear departments and 37 Shoe Zone stores. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart, Wal-Mart and Shoe Zone stores.

FORWARD-LOOKING STATEMENT AND DISCUSSION OF BUSINESS RISKS: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s expectations regarding the results of restatements of past periods, estimated results for 2002 and subsequent periods, the Company’s projection of profitability in fiscal year 2004 and the Company’s estimates of the effect of the correction of known accounting errors described in these forward-looking statements. These statements may be identified by their use of words, such as “anticipate,” “estimates,” “should,” “expect,” “guidance,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, results of operations, liquidity and future operating or financial performance. Factors that could affect the Company’s forward-looking statements include, among other things: the audit of the restatement adjustments for fiscal years 1997 though 2001, the audit of 2002 and the review of the first two quarters of fiscal year 2003 by KPMG; adjustments to the Company’s financial statements for fiscal years 1997 through 2002 and the first six months of fiscal year 2003 in addition to those currently anticipated by the Company; additional items resulting from the investigation being completed; negative reactions from the Company’s stockholders, creditors or vendors to the preliminary or final results of the investigation and restatement or the delay in providing financial information caused by the investigation and restatement; the Company’s ability to maintain favorable relationships with its vendors, particularly Nike, Reebok and Adidas, that will enable the Company to achieve its cash flow objectives and projections and avoid an adverse effect on liquidity; the impact and result of any litigation (including private litigation) or of any action by the New York Stock Exchange, any investigation by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company or its financial statements; additional delays in completing the restatement or the amendment of previously filed reports or the filing of reports at the Securities and Exchange Commission; the ability of the Company to obtain additional waivers from its senior lenders in the event of a delay in, or other adverse developments relating to, the restatement; the Company’s ability to manage its operations during and after the financial statement restatement process; the Company’s ability to secure the new credit facility on satisfactory terms and, once the credit facility is secured, to comply with the terms thereof and not experience adverse effects on liquidity in the future; the Company’s ability to successfully implement its revised disclosure controls and procedures, including its Remediation Plan and Disclosure Controls policy statement, as well as the Company’s ability to implement internal controls and procedures that ensure timely, effective and accurate financial reporting; the continued effect of Kmart store closings on Meldisco; higher than anticipated employee levels, capital expenditures and operating expenses, both generally and with respect to changes being implemented to address the results of the investigation and the restatement; adverse results on the Company’s business relating to increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; any adverse developments in existing commercial disputes or legal proceedings; volatility of the Company’s stock price; the Company’s ability to have a successful holiday selling season in fiscal year 2003; and intense competition in the markets in which the Company competes.

Because the information herein is based solely on data currently available, it is subject to change as a result of events or changes over which the Company has no control or influence, and should not be viewed as providing any assurance regarding the Company’s future performance. Actual results and performance may differ from the Company’s current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company’s business, financial condition, results of operations, liquidity or prospects. Since the audit of the restatement adjustments for fiscal years 1997 through 2001, the audit of fiscal year 2002 and the review of the first two quarters of fiscal year 2003 have not been completed, the unaudited information presented herein may differ materially from the Company’s financial statements that are finally issued, and the changes could, individually or in the aggregate, be material to the Company’s business, financial position, results of operations or liquidity. Additionally, the Company is not obligated to make public indication of changes in its forward looking statements unless required under applicable disclosure rules and regulations.

— ATTACHMENT FOLLOWS —

Footstar, Inc. Comparable Store Sales Change from Prior Year

	Thirteen Weeks Ended	Thirty-nine Weeks Ended
	September 27, 2003	September 27, 2003

Athletic segment	1.2%	0.7%
Meldisco	(4.3%)	(6.6%)
Footstar, Inc.	(1.5%)	(2.9%)